Exhibit 4.1

NUMBER C-0 SHARES Incorporated under the laws of the State of Delaware Marlborough Software Development Holdings Inc. 30,500,000 Shares $0.01 Par Value Common Stock See Reverse for Certain Definitions This is to certify that SPECIMEN is the owner of Fully Paid and Non-Assessable Shares of Common Stock of Marlborough Software Development Holdings Inc. transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Mitness, the seal of the Corporation and the signatures of its duly authorized officers. Dated CORPKIT, NEW YORK

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of survivorship under Uniform Gifts to Minors and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list. For value received hereby sell assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the promises Dated In presence of NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.